Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information and to the use of our report dated February 18, 2005 with respect to the consolidated financial statements of IDS Life Insurance Company of New York and to the use of our report dated March 31, 2005 with respect to the financial statements of IDS Life of New York Account 8 included in Post-Effective Amendment No. 19 to the Registration Statement (Form N-6, No. 333-44644) for the registration of the IDS Life of New York Variable Universal Life III offered by IDS Life Insurance Company of New York.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
September 29, 2005